Exhibit 99.1

RICOH COMPLETES ACQUISITION OF
IKON OFFICE SOLUTIONS

West Caldwell, NJ – October 31, 2008 – Ricoh Company, Ltd. (TSE: 7752, “RICOH” President & CEO: Shiro Kondo) today announced that it has completed its previously announced $1.6 billion acquisition of IKON Office Solutions, Inc. through RICOH’s wholly owned U.S. distribution subsidiary, Ricoh Americas Corporation. As a result of the merger, IKON is now a wholly owned subsidiary of Ricoh Americas Corporation.

The transaction was approved by IKON shareholders at a special meeting held today. Pursuant to the merger agreement, former shareholders of IKON will receive $17.25 in cash for each share of IKON common stock. IKON stock will cease to trade on the New York Stock Exchange as of market open November 3, 2008.

Through this acquisition, RICOH will strengthen its business infrastructure in the U.S., Canada and Europe by combining with IKON’s strong sales and service network. RICOH also will gain access to IKON’s extensive customer base, which includes major and national account customers, as well as government and public sector customers. This acquisition represents another significant step in RICOH’s integrated global growth strategy.

Background
Ricoh Company, Ltd. is a global leader in imaging solutions that has brought to the market innovations such as digitalization, network solutions and colorization. In the rapidly growing printing and document solution areas, RICOH continues to strengthen its channels for assessing customers’ potential needs and making appropriate proposals based on a customer-driven approach. In the extremely competitive U.S. market, Ricoh is committed to further strengthening its sales and support channels, and delivering real enhanced value to all its customers.

IKON, a Ricoh company, sells and services a wide range of Ricoh office equipment, such as multifunction products (MFPs), fax machines and printers, in the U.S., Canada and the Western European markets. With more than 400 sales and service locations worldwide, IKON has a long track record with Fortune 500 companies among its many customers. In addition, IKON provides professional services and document outsourcing services to a wide variety of customers across numerous markets and industries. RICOH has been a key supplier to IKON for many years, and the relationship between the two companies has a long and successful history.

Additional Shareholder Information
The paying agent, Computershare Trust Company, N.A., will distribute a Letter of Transmittal to IKON shareholders who hold certificates with instructions on how they may receive the merger consideration. Questions regarding how to surrender stock certificate(s), or to request additional copies of the Letter of Transmittal, should be directed to the Paying Agent by phone at (800) 546-5141 (toll free) or 781-575-3120, or by mail at Computershare Trust Company N.A., Attn Corporate Actions, P.O. Box 43014, Providence, RI 02940-3014.

About Ricoh Americas Corporation
Ricoh Americas Corporation, headquartered in West Caldwell, N.J., is a subsidiary of Ricoh Company, Ltd., a leading supplier of office automation equipment and electronics, with fiscal year 2007 sales in excess of $22 billion, a 7.3 percent increase over the previous year.

Ricoh Americas Corporation is a leading provider of document solutions. Ricoh’s fully integrated hardware and software products help businesses share information efficiently and effectively by enabling customers to control the input, management and output of documents. Ricoh has been manufacturing products and supplies in the United States for more than 35 years at facilities in California and Georgia.

Ricoh Americas Corporation directly or through its network of authorized dealers markets and distributes products in North, Central and South America.

Information about Ricoh’s complete range of products and services can be accessed on the World Wide Web at www.ricoh-usa.com.

About IKON

IKON Office Solutions, Inc. (www.ikon.com), a Ricoh company, is a leading provider of innovative document management systems and services, enabling customers to improve document workflow and increase efficiency. IKON integrates copiers, printers and MFP technologies, and document management software and systems, to deliver tailored, high-value solutions, implemented and supported by its team of services professionals. IKON leverages the manufacturing and engineering expertise of Ricoh, a $22 billion global technology innovator, with the experience and reach of its locally based sales and services teams, to provide end-to-end solutions and one of the industry’s broadest portfolios of document management services, including on-site and off-site managed services, technical service and support, and customized workflow design and implementation.

Forward looking statements

This announcement, including information included in or incorporated by reference into this announcement, may contain “forward-looking statements”
concerning RICOH, Ricoh Americas Corporation, and IKON. Generally, the words “will”, “may”, “should”, “continue”, “believes”, “expects”, “intends”, “anticipates” or similar expressions identify forward-looking statements. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond the companies’ abilities to control or estimate precisely, such as future market conditions and the behaviors of other market participants, and therefore undue reliance should not be placed on such statements. RICOH, Ricoh Americas Corporation, and IKON assume no obligation to update these forward-looking statements, except as required pursuant to applicable law.

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